1 June 8, 2023 ARV-766: Phase 1 and interim Phase 2 data

Safe harbor and forward-looking statements 2 This presentation contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties, including statements regarding the potential advantages and therapeutic benefits of bavdegalutamide (ARV-110) and ARV-766, the development and regulatory status of our product candidates, such as statements with respect to the potential of our lead product candidates bavdegalutamide and ARV-766, the initiation of and timing of the timing of clinical trials, including the timing to complete enrollment, as well as the presentation and/or publication of data from those trials and plans for registration for our product candidates, the potential utility of our technology, the potential commercialization of any of our product candidates, and the sufficiency of our cash resources s. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward- looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make as a result of various risks and uncertainties, including but not limited to: including but not limited to: whether we will be able to successfully conduct and complete development for bavdegalutamide and ARV-766, whether we initiate and complete clinical trials for our product candidates and receive results from our clinical trials on our expected timelines or at all; obtain marketing approval for and commercialize bavdegalutamide and ARV-766 and our other product candidates on our current timelines or at all; whether our cash and cash equivalent resources will be sufficient to fund our foreseeable and unforeseeable operating expenses and capital expenditure requirements; and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, discussed in the “Risk Factors” section of our quarterly and annual reports on file with the U.S. Securities and Exchange Commission. The forward-looking statements contained in this presentation reflect our current views as of the date of this presentation with respect to future events, and we assume no obligation to update any forward-looking statements, except as required by applicable law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this presentation. The Arvinas name and logo are our trademarks. We also own the service mark and the registered U.S. trademark for PROTAC®. The trademarks, trade names and service marks appearing in this presentation are the property of their respective owners. We have omitted the ® and ™ designations, as applicable, for the trademarks named in this presentation. This presentation also contains estimates and other statistical data made by independent parties and by us relating to market size and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such data and estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk. This presentation is intended for the investor community only. It is not intended to promote the products referenced herein or otherwise influence healthcare prescribing decisions. Cross-trial comparisons are not based on head-to-head studies and no direct comparisons can be made.

ARV-766 is showing promising efficacy signals in late-line mCRPC and is well- tolerated, supporting its potential as an earlier-line treatment 3 ARV-766 is showing promising efficacy signals in a heavily pretreated patients, including in patients with androgen receptor (AR) L702H mutations • 42% of patients with AR ligand binding domain (LBD) mutations achieved PSA50 ⎻ 3 of 3 patients with co-occurring AR T878/H875/L702H mutations achieved PSA50 • RECIST partial responses were observed: ⎻ Two of four RECIST-evaluable patients with AR LBD mutations achieved partial responses (1 confirmed, 1 unconfirmed) ARV-766 has been well tolerated to date • Majority of treatment related adverse events (TRAEs) are Grade 1 or 2, with no Grade ≥4 TRAEs • Low rates of discontinuation or dose reduction The emerging efficacy signals and tolerability profile of ARV-766 support continued development in mCRPC and CSPC, and Arvinas will initiate a trial in pre-NHA patients in 2H 2023 mCRPC, metastatic castrate-resistant prostate cancer; CSPC, castrate-sensitive prostate cancer; LBD, ligand binding domain; RECIST, Response Evaluation Criteria in Solid Tumors

ARV-766: A novel AR degrader designed to address multiple resistance mechanisms, including AR L702H point mutations

- Tumor resistance mechanisms are increasing with earlier use of novel hormonal agents (abiraterone/enzalutamide), leaving limited treatment options in the post-NHA space
- The prevalence of AR LBD mutations is increasing, especially L702H

The prevalence of AR LBD mutations, especially L702H, has increased over time

AR LBD mutation	2016[1]	2020[2]	2023[3]
L702H	**~2%**	**~9%**	**~11%**
T878X*	~6%	~6%	~8%
H875Y	~4%	~4%	~5%

- In total, the prevalence of AR LBD mutations in mCRPC is 20-25%[4,5,6]
- **ARV-766 was designed to target L702H and all other clinically relevant AR mutations**, including T878X*, H875Y, and less frequent mutations

*878X = T878A or T878S; mCRPC, metastatic castrate-resistant prostate cancer; LBD, ligand binding domain

1 Coutinho et al 2016 DOI: 10.1530/ERC-16-0422. 2 Ledet et al 2020 DOI: 10.1634/theoncologist.2019-0115. 3 Antonarakis et al, Abstract 395182, ASCO/GU 2023. 4 Beltran H. Eur Urol. 2013;63(5):920-926. 5 Wyatt AW. JAMA Oncol.2016;2(12):1598-1606. 6 Bernard-Tessier et al, Abstract 39698, ASCO/GU 2023

ARVINAS 4

The Phase 1/2 trial of ARV-766 is enrolling a post-NHA, all-comers, heavily pretreated patient population 5 Parameters Phase 1 (n=34) Phase 2 (interim data)* (n=13) Median age (range), years 70 (59–86) 67 (60–76) ECOG performance status, n (%) 0 20 (59) 9 (69) 1 14 (41) 4 (31) Visceral disease†, n (%) 23 (68) 7 (54) Measurable disease at baseline, n (%) 15 (44) 3 (23) Median duration of treatment (weeks) 10.8 (3.9 – 38.1) 8.0 (2.3 – 15.9) Median no. of prior systemic anti-cancer regimens (all setting) 4 5 Prior radiotherapy, n (%) 19 (61) 12 (92) Type of prior therapy, n (%) Novel hormonal agent 34 (100) 13 (100)** Abi alone 8 (24) 4 (31) Enza/Daro/Apa alone 8 (23) 6 (46) Combination NHA 18 (53) 2 (15) Chemotherapy 24 (71) 4 (31) ECOG, Eastern Cooperative Oncology Group; NHA, novel hormonal agent *Phase 2 enrollment ongoing (April 2023 data cutoff date); **Prior NHA data on one subject was entered into the database after the data cutoff †Soft tissue disease other than lymph node, including liver or lung

AR LBD Mutations Were Present in 28% (13 of 47) of Patients’ Tumors in the Phase 1/2 Trial 6 Parameters Phase 1 (n=34) Phase 2 (interim data)† (n=13) AR LBD Mutation Status, n (%) LBD Mutant 10 (29) 3 (23) H875Y/T878X†† without L702H 4 (12) 3 (23) H875Y/T878X†† with L702H 3 (9) 0 (0) L702H alone 2 (6) 0 (0) Other LBD missense mutations 1 (3) 0 (0) Non-LBD Mutant††† 23 (68) 9 (69) Unknown/Missing 1 (3) 1 (8) † Enrollment ongoing (April 2023 data cutoff date). ††T878X = T878A or T878S. †††Includes wild type, amplified, and other non-LBD mutations

ARV-766 has been well tolerated, with no grade ≥4 TRAEs and low rates of dose reduction and discontinuation

Phase 1

TRAE >5%, n (%)	Total (n=34)			
	Gr 1	Gr 2	Gr 3	Total
Any TRAE	9 (27)	7 (21)	2 (6)	18 (53)
Fatigue	3 (9)	3 (9)	1 (3)	7 (21)
Nausea	2 (6)	2 (6)	0 (0)	4 (12)
Diarrhea	3 (9)	1 (3)	0 (0)	4 (12)
Vomiting	2 (6)	0 (0)	0 (0)	2 (6)
Dry Mouth	2 (6)	0 (0)	0 (0)	2 (6)
AST increased	2 (6)	0 (0)	1 (3)	3 (9)
Cr increased	2 (6)	1 (3)	0 (0)	3 (9)
Hypophosphataemia	3 (9)	0 (0)	0 (0)	3 (9)
Subjects with any TRAE leading to tx discontinuation				0 (0)
Subjects with any TRAE leading to dose interruption				1 (3)
Subjects with any TRAE leading to dose reduction				2 (6)

TRAE, treatment related adverse event; AST, aspartate aminotransferase; Cr, creatinine; tx, treatment
Gr 1 decreased appetite (2), Gr 2 alopecia (2), Gr 1 dry skin (2), Gr 1 & 2 rash maculopapular (2), Gr 1 headache (2) not included in the Table

Phase 2 (ongoing)

TRAE >5%, n (%)	100 mg (n = 6)			300 mg (n = 7)		
	Gr 1	Gr 2	Gr 3	Gr 1	Gr 2	Gr 3
Any TRAE	2 (33)	0 (0)	0 (0)	1 (14)	3 (43)	1 (14)
Abdominal pain	0 (0)	0 (0)	0 (0)	1 (14)	0 (0)	1 (14)
Nausea	0 (0)	0 (0)	0 (0)	2 (29)	0 (0)	0 (0)
Vomiting	0 (0)	0 (0)	0 (0)	0 (0)	1 (14)	0 (0)
Diarrhea	0 (0)	0 (0)	0 (0)	0 (0)	1 (14)	0 (0)
Dyspepsia	1 (17)	0 (0)	0 (0)	0 (0)	0 (0)	0 (0)
Dry Mouth	0 (0)	0 (0)	0 (0)	0 (0)	1 (14)	0 (0)
Dysgeusia	1 (17)	0 (0)	0 (0)	1 (14)	0 (0)	0 (0)
Fatigue	0 (0)	0 (0)	0 (0)	1 (14)	0 (0)	0 (0)
Anemia	0 (0)	0 (0)	0 (0)	1 (14)	0 (0)	0 (0)
Subjects with any TRAE leading to tx discontinuation						1 (14)
Subjects with any TRAE leading to dose interruption				1 (14)	1 (14)	1 (14)
No dose reductions						

100 mg: Gr 1 Alk Phos increased (1) not included in the Table
300 mg: Gr 1 neutrophil decreased (1), Gr 1 WBC decreased (1), Gr 1 alopecia (2), Gr 1 dry skin (1), Gr 1 onychoclasis (1), Gr 1 pruritus (1), Gr 2 dehydration (1), Gr 2 hypertension (1) not included in the Table

ARVINAS

7

3 of 3 patients with co-occurring AR H875/T878/L702H mutations achieved best PSA reductions >50%1 8 1 Analysis includes biomarker-evaluable, AR LBD-positive patients with ≥4 weeks of PSA follow-up. LBD, ligand-binding domain; PSA, prostate-specific antigen; PSA30, best PSA declines ≥30%; PSA50, best PSA declines ≥50%; H875, H875Y; T878, T878A or T878S; RECIST, Response Evaluation Criteria in Solid Tumors -100 -75 -50 -25 0 25 50 75 100 B e st % P S A C h a n g e F ro m B a se lin e PSA50 PSA30 In patients with AR LBD mutations1: • PSA50=42% • 3 of 5 patients with AR L702H achieved PSA50 • Of 4 RECIST-evaluable patients • 1 confirmed partial response • 1 unconfirmed partial response L702H L702H L702H L702H L702H H875/ T878 H875/ T878 H875/ T878 H875/ T878 H875/ T878 H875/ T878 H875/ T878 H875/ T878 H875/ T878 Other LBD Phase 1 (40–500 mg QD) Phase 2 (100 or 300 mg QD) Continuing treatment Co-occurring AR L702H

Arvinas’ AR franchise is on track for development across the treatment landscape in mCRPC and CSPC 9 Bavdegalutamide: Phase 3 trial in mCRPC to initiate in 2H23 • Precision medicine opportunity in a growing population with few treatment options ⎻ In the U.S. alone: Addressable population of 8,000-11,000 patients with AR LBD+ mutations1 ⎻ Addresses an unmet need for durable and tolerable treatments in late-line settings Next milestone: Updated data from the Phase 1/2 trial, including radiographic progression-free survival (rPFS), at a medical congress in 2H23 mCRPC, metastatic castrate resistant prostate cancer; CSPC, castrate sensitive prostate cancer; LBD, ligand-binding domain; NHA, novel hormonal agent 1 Excludes patients with AR L702H alone ARV-766: Promising data in mCRPC, and moving into pre-NHA patients in 2H23 • Phase 1/2 data showing promising efficacy signals and a good tolerability profile, including in patients with AR L702H mutations, supporting further development in mCRPC • Profile also supports an additional, broader opportunity to advance ARV-766 in earlier treatment settings Next milestone: Pre-NHA combo of ARV-766 + abiraterone to initiate in 2H23